Exhibit 99.2

                       LIMITED PARTNERSHIP AGREEMENT
                                    OF
                        YELLOW ROSE PARTNERS, L.P.


     This Limited Partnership Agreement ("Agreement") of Yellow Rose Partners, L.P. is made and entered into effective as of the 24th day of January, 1997 (the "Effective Date"), by and among Group 31, Inc., a Texas corporation ("Group"), as the general partner and each person whose name is subscribed to a signature page of this Agreement and accepted as a limited partner as evidenced by the General Partner's execution of such signature page. The general partner and the limited partners are sometimes referred to herein individually as a "Partner" and collectively as the "Partners".

                              R E C I T A L S

     A. The Partners formed Yellow Rose Partners as a Texas partnership on November 19, 1996, pursuant to the Partnership Agreement of Yellow Rose Partners.

     B. The Partners desire to convert Yellow Rose Partners into a Texas limited partnership and to continue the business of Yellow Rose Partners as provided in this Agreement.

                                WITNESSETH:

     For and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt, and sufficiency of which are hereby acknowledged the Partners hereby agree as follows:

                                 ARTICLE I

                         ORGANIZATION AND PURPOSE

     Section 1.01. Formation of Limited Partnership. The Partners hereby agree to continue as partners and to convert Yellow Rose Partners from a general partnership to a limited partnership (the "Partnership") pursuant to Article 6132a-1 Tex. Rev. Civ. Stat. Ann., known as the Texas Revised Limited Partnership Act (the "Act"), and for the Partnership to continue the business and operations of Yellow Rose Partners. Group shall be the general partner of the Partnership and is hereinafter sometimes referred to as the "General Partner". Those persons executing this Agreement as limited partners shall be the limited partners of the Partnership and are hereinafter sometimes referred to individually as a "Limited Partner" or collectively as the "Limited Partners".

     Section 1.02. Name. The name of the Partnership shall be Yellow Rose Partners, L.P., provided, that the General Partner may in its sole discretion change the name of the Partnership at any time. All business and affairs of the Partnership shall be conducted solely under, and all Partnership Assets (as that term is defined in Section 1.04) shall be held solely in, such name unless otherwise determined by the General Partner.

     Section 1.03. Effective Date and Term. The Partnership shall be in effect for a term beginning on the Effective Date and shall continue under this Agreement (as amended from time to time) until dissolved upon the occurrence of an event that causes the dissolution of the Partnership in accordance with the provisions of this Agreement (unless reconstituted as provided herein), and thereafter to the extent provided by applicable law, until wound up and terminated as provided herein.

     Section 1.04. Purposes and Scope of Business. The business and purposes of the Partnership are (a) to make investments of any nature, (b) to purchase (on margin or otherwise), invest in, sell (including short sales), exchange or otherwise dispose of, including pursuant to repurchase and reverse repurchase transactions, and to generally deal in and with any and all forms of, securities, commodity futures and financial instruments of every kind and nature ("Securities"), including, but not limited to, stocks, bonds, notes, debentures, warrants, listed and over-the-counter options (whether on individual stocks or products or groups or indices of stocks or products), commercial paper, commodity futures and commodity options (whether relating to financial products or physical commodities), foreign futures contracts, forward and spot contracts, foreign exchange transactions, and any form of derivative transactions based upon or relating to any of the foregoing, including transactions commonly referred to as "swap," "cap" or "collar" transactions and including any transactions based upon or incorporating all or any part of the documents or definitions published by the International Swaps and Derivatives Association, Inc., or any successor organization, (c) to enter into and become a partner of other owner in a general or limited partnership, joint ventures, or limited liability entities having the same or similar purpose as set forth in (a) and (b) above, and (d) to borrow, on margin or otherwise, such funds (in addition to the capital contributions provided for herein) that the General Partner determines to be necessary or advisable to conduct the business of the Partnership and to carry out any of the foregoing. Subject to the terms and conditions of this Agreement, the Partnership shall have the power and authority to do all such other acts and things as may be necessary, desirable, expedient, convenient for, or incidental to, the furtherance and accomplishment of the foregoing objectives and purposes and for the protection and benefit of the Partnership. The assets of the Partnership, whether now or hereafter owned, are hereinafter sometimes referred to as the "Partnership Assets".

     Section 1.05. Documents. The General Partner, or anyone designated by the General Partner, is hereby authorized to execute a certificate of limited partnership of the Partnership ("Certificate of Limited Partnership") in accordance with the Act and cause the same to be filed in the office of the Secretary of State of the State of Texas in accordance with the provisions of the Act. The Partnership shall promptly execute and duly file with the proper offices in each state in which the Partnership may conduct the activities hereinafter authorized, one or more certificates as required by the laws of each such state in order that the Partnership may lawfully conduct the business, purposes, and activities herein authorized in each such state, and the Partnership shall take any other action or measures necessary in such state or states for the Partnership to conduct such activities. The General Partner may amend the Certificate of Limited Partnership to reflect any change in the Partnership's name in accordance with Section 1.02 hereof.

     Section 1.06. Principal Place of Business. The principal place of business of the Partnership shall be 201 Main Street, Suite 3100, Fort Worth, Texas 76102 or at such other place or places as may be approved by the General Partner. The General Partner shall be responsible for maintaining at the Partnership's principal place of business those records required by the Act to be maintained there.

     Section 1.07. Registered Agent and Office. The Registered Agent (as defined in the Act) for the Partnership shall be W. R. Cotham. The Registered Office (as defined in the Act) of the Partnership shall be 201 Main Street, Suite 2600, Fort Worth, Texas 76102.

     Section 1.08.  Certain Definitions.

     "Accounting Date" shall mean the close of business on the date of (a) the acquisition of an additional interest (including contributions by the Partners in a manner other than in accordance with their then existing Percentage Interests) in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution, (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Assets (including cash) unless such distribution is to all Partners in accordance with their then existing Percentage Interests, (c) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code (as herein defined), and (d) the end of each fiscal year of the Partnership.

     "Accounting Period" shall mean the period beginning at the opening of business on the day following any Accounting Date (or the Effective Date of this Agreement, in the case of the first Accounting Period) and continuing until the close of business on the next succeeding Accounting Date.

     "Net Profits" or "Net Losses" shall mean, with respect to the Partnership at the close of each Accounting Period, the excess or the deficiency, as the case may be, of all income and gain for such Accounting Period over the aggregate of all expenses, deductions, and losses for such Accounting Period based on a valuation of the Partnership Assets at the close of such Accounting Period and a hypothetical sale of the Partnership Assets at their then-current Values based on and using the market valuation made at the last prior Accounting Date.

     "Partner Affiliate" of any Partner shall mean any shareholder, director, officer, partner, employee, family member, agent or other affiliate of any Partner (each a "Person"); any entity owning directly or indirectly any such Partner or Person; any entity owed directly or indirectly by any such Partner or Person; or any entity under common ownership with any such Partner or Person.

     "Valuation Date" shall mean any date that the Partnership Assets are valued for any reason.

     "Value" shall mean (a) with respect to any Security:

          (i) for marketable Securities listed on a national Securities exchange or authorized for trading on the National Market System Quotations, the last sales price on the Valuation Date, or in the absence of a sale on such date, the mean between the "bid" and "asked" prices on such day, or if no such "bid" and "asked" prices exist, by such method as the General Partner determines will reflect the fair market value, provided, that if a Security is listed on more than one exchange, the General Partner shall use the price on the New York Stock Exchange, if available, or, if not, the price on the exchange selected by the General Partner;

          (ii) for marketable Securities traded in the over-the-counter market and reported in the National Association of Securities Dealers' Automated Quotation System, the closing bid price on the Valuation Date as reported by such system if held long and its closing "asked" price if held short, provided, that if such price is not available, the Securities shall be valued by such method as the General Partner reasonably determines will reflect their fair value;

          (iii) for Securities not specified in (i) or (ii) above, and for which prices are regularly quoted (on a daily basis) by at least two (2) independent recognized dealers, the most recent market prices as reported by such dealers;

          (iv) for "put" and "call" options written by others and owned by the Partnership, (A) the value of a "put" option shall be the amount by which the option price exceeds the market price, and (B) the value of a "call" option shall be the amount by which the market price exceeds the option price;

          (v) for "put" and "call" options written by the Partnership, such options shall be treated as liabilities of the Partnership to the extent the market price of the Security is less than (for a put) or greater than (for a call) the strike price of the option;

          (vi) for "unregistered Securities" purchased on an "investment letter" basis, or subject to other restrictions on transfer, determined by such method as the General Partner determines will best reflect their fair value in light of transfer restrictions; and

          (vii) for all other Securities, the cost of or such other value as reasonably determined by the General Partner.

     Foreign Securities listed on a recognized exchange shall be included in (i) above; those regularly reported on a recognized automated quotation system shall be included in (ii) above; and those regularly quoted (on a daily basis) by at least two (2) independent recognized dealers shall be included in (iii) above; and

     (b) with respect to any other Partnership Asset the market value of such Partnership Asset as of the Valuation Date as determined by the General Partner in its sole discretion.

                                ARTICLE II

                                OPERATIONS

     Section 2.01.  Management of Partnership.

     (a) The right to manage, control, and conduct the business and affairs of the Partnership shall be vested solely in the General Partner. Except as provided in Section 8.01, the Limited Partners shall not take part in the management of the affairs of the Partnership and under no circumstances may any Limited Partner control the Partnership business or sign for or bind the Partnership. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein, the General Partner shall have the exclusive authority to act for and on behalf of the Partnership, and in accordance therewith the General Partner may, on behalf of the Partnership:

     (i)  acquire and deal with any additional Securities;

     (ii) sell, exchange, mortgage, encumber or otherwise transfer all or any part of the Securities;

     (iii) finance or refinance the Partnership or all or any part of the Partnership Assets;

     (iv) vote or otherwise take any action, directly or indirectly, required of or allowed to the Partnership with respect to any of the Partnership Assets including, without limitation, the Securities;

     (v)  open, maintain and close accounts with brokers;

     (vi) open, maintain and close bank accounts and draw checks and other orders for the payment of money;

     (vii)     acquire any Securities on margin;

     (viii) file all disclosure documents required by federal and state securities laws, including, without limitation, Forms 13D and filings required under Hart-Scott-Rodino, and take any other action as the General Partner may deem necessary, proper and advisable in order to comply with applicable laws;

     (ix) enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incidental to carrying out the business and purposes of the Partnership;

     (x) sue and be sued; prosecute, settle or compromise all claims against third parties; compromise, settle or accept judgment with respect to claims against the Partnership; and execute all documents and make all representations, admissions and waivers in connections therewith; and

     (xi) engage outside accountants, custodians, consultants, investment advisors, attorneys, and any and all other third party agents and assistants, both professional and non-professional, and compensate them in such reasonable degree and manner as the General Partner may deem necessary or advisable.

Except as expressly limited in this Agreement, the General Partner shall have the rights, authority, and powers of general partners with respect to the Partnership business and the Partnership Assets as set forth in the Act as in effect upon the Effective Date of this Agreement. The General Partner shall not be required to devote its full time and attention to the business of the Partnership, but only such time as it deems necessary for the proper conduct of the Partnership's affairs.

     (b) As used in this Agreement, "Approved by the Partners", "Approval of the Partners", and other like capitalized terms shall mean the approval or consent of the Partners holding a majority of the Percentage Interests in the Partnership. If any Partner or Partners holding a majority of the Percentage Interests in the Partnership approve of, consent to, or otherwise take any action requiring the Approval of the Partners or similar level of consent, such action shall neither require any further polling of any other Partners, nor require any further approval, consent, or action of any other Partners.

     Section 2.02. Partner Affiliates. The General Partner shall have the right to cause the Partnership to enter into contracts or otherwise deal with any Partner Affiliates in any capacity, including, without limitation, in connection with the financing, management, and development of the Partnership Assets, except that the terms of any such arrangement shall be commercially reasonable and competitive with amounts that would be paid to third parties on an "arms-length" basis.

     Section 2.03. Expenses. The Partnership shall pay or reimburse the General Partner and the Tax Matters Partner (as defined in Section 2.05) for all direct, out-of-pocket expenses incurred by it with respect to its duties under Section 2.01 and Section 2.05 to the Partnership, including, without limitation, salaries, accounting expenses, insurance premiums attributable directly to the Partnership, legal fees, and other direct costs associated with the formation and operation of the Partnership.

     Section 2.04.  Exculpations; Indemnities.

     (a) Neither the Partners, the Tax Matters Partner, their Partner Affiliates nor any of their respective shareholders, officers, directors, partners, members, managers, employees or agents (individually a "Covered Person") shall be liable to the Partnership, any Partner, or any other person for any act or omission taken or suffered by such Covered Person in good faith and in the belief that such act or omission is in or is not opposed to the best interests of the Partnership, provided, that such act or omission is not fraud, willful misconduct, or a knowing violation of this Agreement by such Covered Person. No Covered Person shall be liable to the Partnership, any Partner, or any other person for any action taken by any other Partner, nor shall any Covered Person be liable to the Partnership, any other Partner, or any other person for any action of any employee or agent of the Covered Person, provided, such action is within the scope of the purposes of the Partnership and the Covered Person seeking exculpation satisfies the parameters of the preceding sentence.

     (b) To the fullest extent allowed or permitted under any provision of applicable law, including, without limitation, the Act, the Partnership shall indemnify, defend, and hold harmless each Partner, its Partner Affiliates and their respective shareholders, officers, directors, partners, members, managers, employees or agents (individually an "Indemnitee") to the extent of the Partnership Assets, from and against any losses, expenses, judgments, fines, settlements, and damages incurred by the Partnership or such Indemnitee arising out of any claim based upon acts (including, without limitation, negligent acts) performed or omitted to be performed by the Partnership or such Indemnitee in connection with the business of the Partnership, including, without limitation, costs, expenses, and attorneys' fees expended in the settlement or defense of any such claim. All decisions of the Partnership concerning any action allowed or permitted under applicable law concerning the indemnity of any person or entity by the Partnership shall be made as Approved by the Partners.

     Section 2.05. Tax Matters Partner. The General Partner shall act as the "Tax Matters Partner" for federal income tax purposes. The Tax Matters Partner shall mean the Partner (a) designated as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law, collectively the "Code") and (b) whose responsibilities as Tax Matters Partner include, where appropriate, commencing on behalf of the Partnership certain judicial proceedings regarding Partnership federal income tax items and informing all Partners of any administrative or judicial proceeding involving federal income taxes. In exercising its responsibilities as Tax Matters Partner, the General Partner shall have the final decision making authority with respect to all federal income tax matters involving the Partnership. Any direct out-of-pocket expense incurred by the Tax Matters Partner in carrying out its responsibilities and duties under this Agreement shall be allocated to and charged to the Partnership as an expense of the Partnership for which the Tax Matters Partner shall be reimbursed.

     Section 2.06. Securities. The Partners and their Partner Affiliates agree that, unless approved by the General Partner, no Partner or Partner Affiliate will acquire, hold or dispose of any Securities from any issuer of Securities held by the Partnership other than through or on behalf of the Partnership. The General Partner shall have no obligation to acquire or dispose of any Securities, or take any other action respecting any Securities, if any such action would violate any law or agreement.

                                ARTICLE III

                                 FINANCING

     Section 3.01.  Capital Contributions.

     (a)  Each Partner has contributed (the "Initial Capital
Contributions") to the capital of the Partnership the amount in cash set forth on such Partner's signature page attached hereto.

     (b) If at any time the General Partner determines, in its sole discretion, that additional funds are needed to acquire Securities, then from time to time the General Partner may make a written call for such funds ("Call"). Within thirty (30) days after the General Partner gives written notice of a Call pursuant to this Section 3.01(b), the Partners may, but shall not be obligated to, make additional capital contributions to the Partnership, pro rata in accordance with their Percentage Interests (with each such contribution being referred to as an "Additional Capital Contribution"). Notwithstanding the foregoing sentence or any other provision to the contrary contained in this Agreement, the General Partner may, in its sole discretion, (i) admit New Partners to fund all or any portion of such Call and/or (ii) permit some or all existing Partners to fund all or any portion of such Call in ratios other than their relative Percentage Interests, provided, that any existing Partner not requested by the General Partner to fund any portion of any such Call shall not have any right to make an Additional Capital Contribution with respect to such Call.

     (c) If at any time the General Partner determines, in its sole discretion, that additional funds are needed for (i) any direct out-of-pocket costs and expenses incurred by the Partnership in connection with the formation, financing, and operation of the Partnership (other than to acquire securities), or (ii) the normal day-to-day business and affairs of the Partnership or any other Partnership purpose as determined in the sole discretion of the General Partner, then from time to time the General Partner may make a written Call for such funds. Within thirty (30) days after the General Partner gives written notice of a Call pursuant to this
Section 3.01(c), the Partners may, but shall not be obligated to, make additional capital contributions to the Partnership, pro rata in accordance with their Percentage Interests (with each such contribution also being referred to as an "Additional Capital Contribution").

     (d) If any Partner elects not to deliver (the "Non-Contributing Partner") to the General Partner for the use of the Partnership his or its portion of any Call for which such Partner is requested to make an Additional Capital Contribution (with such portion not being contributed being referred to herein as the "Defaulted Amount") within the time prescribed above, the other Partners shall have the right, but not the obligation, without further notice, to advance for his or its own Capital Account all or a portion of the Defaulted Amount (with any Partner contributing a portion of the Defaulted Amount being referred to as a "Contributing Partner"); provided, however, that if more than one Partner desires to be a Contributing Partner and to advance a portion of the Defaulted Amount, each such Contributing Partner shall only advance his or its pro rata portion of the Defaulted Amount as among all Contributing Partners. Except as provided in subsection (b) above but notwithstanding any other provision contained in this Agreement to the contrary, each Partner shall have the right to contribute his or its pro rata portion of any Additional Capital Contributions (except to the extent such Additional Capital Contribution is from a New Partner as part of his or its initial contribution to the capital of the Partnership) pro rata in accordance with his or its then existing Percentage Interest.

     (e) No Partner may make capital contributions to the Partnership except as provided in this Section 3.01.

     Section 3.02. Partnership Borrowing. The Partnership may borrow funds at any time, from any person, including, without limitation, any Partner or Partner Affiliate, and including margin borrowing, for any Partnership purpose as determined by the General Partner in its sole discretion, and such borrowing shall be on such terms as the General Partner may negotiate and approve in its sole discretion. All debt incurred by the Partnership from any lender, including from any Partner or Partner Affiliate, shall be senior to and have payment priority ahead of all distributions to the Partners, whether liquidating or non-liquidating and whether such distributions represent a return of capital or otherwise.

     Section 3.03. Capital Accounts. The amount of a Partner's capital account ("Capital Account") in the Partnership shall be determined in accordance with Regulations Section 1.704-1(b)(2)(iv), including by:

     (a) crediting to such account (i) all contributions to the Partnership made by or on behalf of such Partner or his or its predecessor in interest, including the fair market value of any property contributed (less any liabilities assumed by the Partnership or to which any property may be subject) and (ii) all gains and income of the Partnership allocated to such Partner or his or its predecessor in interest; and

     (b) debiting to such account (i) all distributions from the Partnership made to or on behalf of such Partner or his or its predecessor in interest, including the fair market value of any property distributed (less any liabilities assumed by the Partner or to which any property may be subject) and (ii) all losses and deductions of the Partnership allocated to such Partner or his or its predecessor in interest.

     Section 3.04.  Adjustment for Fair Market Value of Assets.

     (a) The General Partner may elect, in its sole discretion, as of any Accounting Date, to adjust the value of all Partnership Assets on the books of the Partnership to equal their respective Values as of such Accounting Date, or if such Accounting Date is not a business day, then as of the last business day prior to such Accounting Date.

     (b) In the event the Values of the Partnership Assets on the books of account of the Partnership are adjusted pursuant to this Section 3.04, the Capital Accounts of all Partners shall be adjusted simultaneously pursuant to Section 4.03(b) to reflect the aggregate net adjustment as if the Partnership recognized gain and loss equal to the amount of such net adjustment and the Partners' Percentage Interests (as defined herein) shall be recalculated pursuant to Section 4.01 hereof.

     Section 3.05. Limited Liability of Limited Partners. Notwithstanding anything contained in this Agreement to the contrary, the liability of each Limited Partner for any of the debts, losses, or obligations of the Partnership shall be limited to the amount of the sum of such Limited Partner's capital contributions pursuant to Section 3.01 hereof. Accordingly, no Limited Partner shall be obligated to provide additional capital to the Partnership or its creditors by way of contribution, loan, or otherwise beyond the amount of the capital contributions required of such Limited Partner pursuant to Section 3.01 hereof. Except as provided in the Act, no Limited Partner shall have any personal liability whatsoever, whether to the Partnership or any third party, for the debts of the Partnership or any of its losses beyond the amount of the Limited Partner's capital contributions.

     Section 3.06. Treatment of Capital Contributions. Except as provided in this Agreement to the contrary, no Partner shall be entitled to interest on his or its contributions to the capital of the Partnership nor shall any Partner be entitled to demand the return of all or any part of such contributions to the capital of the Partnership.

     Section 3.07. Benefits of Agreement. Nothing in this Agreement, and, without limiting the generality of the foregoing, in this Article III, expressed or implied, is intended or shall be construed to give to any creditor of the Partnership or to any creditor of any Partner or any other person or entity whatsoever, other than the Partners and the Partnership, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Partners and the Partnership.

                                ARTICLE IV

                 ACCOUNTING, ALLOCATIONS AND DISTRIBUTIONS

     Section 4.01. Percentage Interests. As of the Effective Date, each Partner shall have the initial percentage interest in the Partnership (collectively the "Percentage Interests" and individually, a "Percentage Interest") set forth on such Partner's signature page attached hereto. On each Accounting Date, the General Partner shall determine each Partner's Percentage Interest in the Partnership for the next Accounting Period in accordance with this Section 4.01. The Percentage Interest of each Partner for an Accounting Period shall be an amount equal to a fraction, expressed as a percentage, wherein the numerator is such Partner's Capital Account adjusted as of the Accounting Date immediately preceding the new Accounting Period and the denominator is the sum of all Partners' Capital Accounts as of the Accounting Date immediately preceding the new Accounting Period in each case following any adjustments to Capital Accounts pursuant to Section 3.04.

     Section 4.02.  Tax Status and Reports.

     (a) Notwithstanding any provision contained in this Agreement to the contrary, solely for federal income tax purposes, each of the Partners hereby recognizes that the Partnership will be subject to all provisions of Subchapter K of the Code; provided, however, that the filing of United States Partnership Returns of Income shall not be construed to extend the purposes of the Partnership or expand the obligations or liabilities of the Partners.

     (b) The General Partner or, at its discretion, an accountant ("Accountant") selected by the General Partner shall prepare or cause to be prepared all tax returns and statements, if any, that must be filed on behalf of the Partnership with any taxing authority and shall timely file such returns or statements.

     Section 4.03.  Allocations.

     (a) At the close of business on each Accounting Date, the General Partner shall determine the Net Profits or Net Losses for the Partnership for the Accounting Period ending on such date.

     (b) The Net Profits and Net Losses of the Accounting Period shall be allocated among the Capital Accounts of the Partners, pro rata in accordance with their relative Percentage Interests for such Accounting Period.

     (c) For tax purposes, the General Partner shall reasonably determine the allocations of all items of income, gain, loss, and deduction so as to as nearly as possible on a cumulative basis allocate tax gain or loss recognized from the sale, exchange, or other disposition of a Security and other ordinary items of income and expenses to the Partners who received the corresponding economic gain or loss, as the case may be, with respect to such Security or other ordinary items pursuant to Section 4.03(b) hereof.

     (d) The tax allocations made in accordance with Sections 4.03(e) and 4.05(b) and (c) (collectively, the "Regulatory Allocations") shall be taken into account in allocating, for tax purposes, items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations made to each Partner shall be equal to the amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

     (e) Notwithstanding subsections (b) or (c) above, any loss or deductions attributable to any Partnership recourse liability (as defined in Regulations Section 1.752-1(a)(i)) ("Recourse Debt") must be specially allocated to any Partner who bears the economic risk of loss with respect to the Recourse Debt to which such loss or deductions are attributable. If any allocations are made to any Partner pursuant to the foregoing sentence, then after any allocations required by Section 4.04 hereof have been made but prior to allocations pursuant to Section 4.03(b) and (c), income shall be allocated to such Partner until on a cumulative basis an aggregate amount of income equal to such cumulative deductions and losses has been allocated to each such Partner.

     Section 4.04.  Certain Asset Value/Tax Differences.

     (a) In accordance with Section 704(c) of the Code and the applicable Regulations thereunder, income, gain, loss, deduction, and tax depreciation with respect to any property contributed to the capital of the Partnership, or with respect to any property which has a Value different than its adjusted tax basis, shall, solely for income tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted tax basis of such property to the Partnership and the Value of such property. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.04 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of other items or distributions pursuant to any provision of this Agreement. Notwithstanding the preceding provisions of this Article, the total amount of gain or loss allocated to the contributing Partner pursuant to this
Section 4.04 shall not exceed the amount of taxable income or loss realized for tax purposes by the Partnership on the sale or disposition of such property.

     (b) Notwithstanding anything contained in this Section 4.04 to the contrary, in the event that the Partners' Percentage Interests change pursuant to the provisions of Section 4.01 hereof, allocations of gains and losses with respect to the sale or exchange of Partnership Assets shall be in accordance with Regulations Section 1.704-1(b)(4)(i) so as to take into account the variation between the adjusted tax basis and Value of such Partnership Asset in accordance with the Regulations promulgated under
Section 704(c) of the Code.

     Section 4.05.  Minimum Gain and Income Offsets.

     (a)  Definitions.

          (i) "Partner Minimum Gain" shall be "partner nonrecourse debt minimum gain," as defined in Regulations Section
     1.704-2(i)(2) and determined in accordance with Regulations
     Sections 1.704-2(i)(3) and 1.704-2(k).

         (ii) "Partner Nonrecourse Debt" has the meaning set forth in Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

        (iii) "Partner Nonrecourse Deduction" has the meaning set forth in Regulations Section 1.704-2(i).

         (iv) "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(d) and shall be determined in accordance with the provisions of Regulations Section 1.704-2(k).

          (v) "Regulations" means the temporary and permanent Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

     (b)  Minimum Gain.

          (i) Notwithstanding any other provision of this Agreement to the contrary, if the Partnership Minimum Gain on the last day of any fiscal year is less than the Partnership Minimum Gain on the last day of the immediately preceding fiscal year, then (before any other allocation of Partnership items for such year under this Agreement, other than as provided in paragraph (ii) below) there shall be specially allocated to each Partner items of Partnership income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain (determined in accordance with Regulations
     Section 1.704-2(g)). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2)(i) and (iii). This Section 4.05(b)(i) is intended to comply with the minimum gain chargeback requirement in Regulations
     Section 1.704-2(f) and shall be interpreted consistently therewith.

         (ii) Subsequent to any allocations under Section 4.05(b)(i) above, other than allocations of gain from the disposition of property subject to Partner Nonrecourse Debt, if Partner Minimum Gain on the last day of any fiscal year is less than the Partner Minimum Gain on the last day of the immediately preceding fiscal year, then, except as provided herein, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to that Partner's share, if any, (determined in accordance with Regulations Section 1.704-2(i)(4)) of the net decrease in Partner Minimum Gain (such net decrease to be determined in a manner consistent with the provisions of Regulations Section 1.704-2(d) and 1.704-2(g)(3)). The items to be so allocated shall be determined in accordance with the provisions of Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii) and (iii). Notwithstanding the foregoing, no such special allocations of income and gain shall be made to the extent that the net decrease in Partner Minimum Gain described above arises because the liability ceases to be Partner Nonrecourse Debt due to a conversion, refinancing, or other change in the debt instrument that causes it to become partially or wholly a nonrecourse liability within the meaning of Regulations
     Section 1.752-1(a)(2). This Section 4.05(b)(ii) is intended to comply with the chargeback and other provisions of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

     (c) Qualified Income Offset. Notwithstanding any other provision of this Agreement, if during any fiscal year any Partner (i) is allocated pursuant to Code Section 706(d) or Regulations Section 1.751-1(b)(2)(ii) any Net Loss, loss, items of loss, deductions, or Code Section 705(a)(2)(B) expenditures, (ii) is distributed any cash or property from the Partnership and such distributions exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during such year, or
(iii) receives any other adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) and, as a result of such adjustment, allocation, or distribution, such Partner has a Qualified Income Offset Amount (as hereinafter defined), then items of income and gain (including gross income) for such fiscal year or other period (and, if necessary, subsequent fiscal years) shall (prior to any allocation pursuant to Section 4.03 hereof) be allocated to such Partner in an amount equal to his Qualified Income Offset Amount; provided, however, that any allocation of income or gain shall be required under this sentence only if and to the extent that such Partner would have a Qualified Income Offset Amount after all other allocations provided for in this Agreement have been tentatively made as if Sections 4.05(b) and (c) were not contained herein. As used herein, the term "Qualified Income Offset Amount" for a Partner means the excess, if any, of (x) the negative balance a Partner has in its Capital Account following the adjustment, allocation, or distribution described in the preceding sentence, over (y) the maximum amount that it is obligated (or is deemed to be obligated) to restore to the Partnership upon liquidation as determined in accordance with Regulations Sections 1.704-2(f), (g), and (i). This Section 4.05(c) is intended to satisfy the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     Section 4.06.  Accounting.

     (a) The fiscal year of the Partnership shall end on the last day of December of each year.

     (b) The books of account of the Partnership shall be kept and maintained at all times at the principal place of business of the Partnership or at such other place or places approved by the General Partner. The books of account shall be maintained according to federal income tax principles using the accrual method of accounting, consistently applied, and shall show all items of income and expense.

     (c) If requested by any Partner, the General Partner shall cause a balance sheet of the Partnership dated as of the end of the fiscal year and a related statement of income or loss for the Partnership for such fiscal year to be prepared by the Accountant and furnished, at the expense of the Partnership, to each of the Partners on an annual basis, within ninety (90) days after the close of each fiscal year.

     (d) Each Partner shall have the right at reasonable times and upon reasonable advance notice during usual business hours to audit, examine, and make copies of or extracts from the books of account of the Partnership. Such right may be exercised through any agent or employee of such Partner designated by him or it or by an independent certified public accountant designated by such Partner. Each Partner shall bear all expenses incurred in any examination made on behalf of such Partner.

     Section 4.07. Bank Accounts. Funds of the Partnership shall be deposited in a Partnership account or accounts in the bank or banks as selected by the General Partner. Withdrawals from bank accounts shall only be made by the General Partner or such other parties as may be approved by the General Partner.

     Section 4.08. Distributions to Partners. From time to time in its sole discretion, the General Partner shall determine the amount of Distributable Funds of the Partnership. The term "Distributable Funds" shall mean the amount by which the total of the cash (or other assets) available to the Partnership from time to time from all sources is in excess of expected debt service, working capital retention requirements of the Partnership or any other Partnership purposes that the General Partner deems necessary or appropriate, as determined by the General Partner in its sole discretion. Except as may be provided in Article VII, all Distributable Funds shall be distributed by the General Partner to the Partners in accordance with their respective Percentage Interests at the time of the distribution. The General Partner, in its sole discretion, may distribute undivided interests in Partnership Assets in-kind, provided, that such distribution shall be pro rata in accordance with the Partners' relative Percentage Interests at the time of the distribution.

     Section 4.09. Changes in Percentage Interests. If a Partner's Percentage Interest changes during any fiscal year, the allocations to be made pursuant to this Agreement shall be made in accordance with Section 706 of the Code, using any convention permitted by Section 706 of the Code and the Regulations promulgated thereunder and selected by the General Partner so as to equitably effectuate the allocations of this Article IV.

                                 ARTICLE V

                                ASSIGNMENT

     Section 5.01. Prohibited Transfers. Except as specifically provided in this Article V and as may be provided in Article VII or Section 8.01, no Limited Partner may sell, transfer, assign, mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of his or its interest in the Partnership unless prior written consent is obtained from the General Partner, and no General Partner may sell, transfer, assign, mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of his or its interest in the Partnership without obtaining prior written Approval of the Partners. Any attempt so to transfer or encumber any such interest shall be null and void, ab initio. The Partners will be excused from accepting the performance of and rendering performance to any person other than the Partner hereunder (including any trustee or assignee of or for such Partner) as to whom such prior written consent has not been rendered.

     Section 5.02.  Further Restrictions on Transfer.

     (a) In the event of any assignment or transfer permitted under this Article, the interest so assigned or transferred shall remain subject to all terms and provisions of this Agreement; the assignee or transferee shall be deemed, by accepting the interest so assigned or transferred, to have assumed all the obligations hereunder relating to the interests or rights so assigned or transferred and shall agree in writing to the foregoing if requested by the General Partner. Any transferee or assignee of the interest of a Partner shall be entitled only to receive distributions hereunder until such transferee or assignee has been admitted as a Substituted Partner; provided, however, that such transferee or assignee shall be subject to the Additional Capital Contribution provisions of Article III and that the Percentage Interest of such transferee or assignee shall be subject to redetermination pursuant to Section 4.01. Until such transferee or assignee (other than an existing Partner) is admitted to the Partnership as a Substituted Partner, the Partner transferring all or any portion of his or its interest to such assignee or transferee shall remain primarily and directly liable for the performance of all his or its obligations under this Agreement. After the admission of such assignee or transferee as a Substituted Partner, such transferor Partner shall only be primarily and directly liable under this Agreement or otherwise for any obligations or liabilities accruing prior to the effective time of the admission of such Substituted Partner, unless such transferor Partner is released in writing from such obligations or liabilities by the General Partner and such release is Approved by the Partners.

     (b) Any Partner making or offering to make a transfer of all or any part of his or its interest in the Partnership shall indemnify and hold harmless the Partnership and all other Partners from and against any costs, damages, claims, suits, or fees suffered or incurred by the Partnership or any such other Partner arising out of or resulting from any claims by the transferee of such Partnership interest or any offerees of such Partnership interest in connection with such transfer or offer.

     Section 5.03.  Substituted Partner.  Except as otherwise provided in
Section 8.01 hereof, an assignee or transferee (other than an existing Partner) of the interest of a Partner may be admitted as a substitute partner ("Substituted Partner") only with the written consent of the General Partner, which such consent shall be granted or denied in the sole discretion of the General Partner. Unless the assignee is already a General Partner, any assignee of a Partnership interest to whose admission such consent is given shall become and shall have only the rights and duties of a Limited Partner and the assigned Partnership interest shall thereafter be a Limited Partner's interest. Upon the receipt by the General Partner of an appropriate supplement to this Agreement pursuant to which such Substituted Partner agrees to be bound by all the terms and provisions of this Agreement, the General Partner shall reflect the admission of a Substituted Partner and the withdrawal of the transferring Partner, if appropriate, by preparing a supplemental exhibit, dated as of the date of such admission and withdrawal, and by filing it with the records of the Partnership. Any Substituted Partner shall, if required by the General Partner, prior to such admission, also execute any other documents requested by the General Partner, including, without limitation, an irrevocable power of attorney in form satisfactory to the General Partner appointing the General Partner as such person's attorney-in-fact with full power to execute, swear to, acknowledge, and file all certificates and other instruments necessary to carry out the provisions of this Agreement, including, without limitation, such undertakings as the General Partner may require for the payment of all fees and costs necessary to effect any such transfer and admission. Upon admission, such Substituted Partner shall be subject to all provisions of this Agreement in the place and stead of his assignor as if the Substituted Partner originally was a party to this Agreement.

     Section 5.04. Basis Adjustment. The Tax Matters Partner may cause, in its sole and absolute discretion, the Partnership to elect pursuant to
Section 754 of the Code and the Regulations thereunder to adjust the basis of the Partnership Assets as provided by Sections 743 or 734 of the Code and the Regulations thereunder.

     Section 5.05.  Admission of Additional Partners.

     (a)  A new Partner ("New Partner") may be admitted to the Partnership
(i) in accordance with Section 3.01(b) or (ii) when otherwise Approved by the Partners. Such New Partner shall (A) be admitted for fair value, as determined by the General Partner in its reasonable discretion and in a manner consistent with the determination of Percentage Interests set forth in Article IV, and (B) execute an appropriate supplement to this Agreement pursuant to which he agrees to be bound by all the terms and provisions of this Agreement.

     (b) Upon the receipt of the supplement described in Section 5.05(a), the General Partner shall reflect the admission of the New Partner and the reallocation of Percentage Interests in the records of the Partnership. The admission of a New Partner shall not cause the dissolution of the Partnership. Upon the admission of a New Partner pursuant to Section 5.05(a), the Percentage Interests of the Partners shall be redetermined in accordance with Section 4.01.

     Section 5.06. Other Restricted Transfers. Notwithstanding any other provision herein to the contrary, unless prior written consent is given by the General Partner, no transfer of any interest in the Partnership may be made to any person who is related (within the meaning of Regulations
Section 1.752-4(b)) to any lender of the Partnership whose loan constitutes a nonrecourse liability of the Partnership.

                                ARTICLE VI

                 WITHDRAWAL, DISSOLUTION, AND TERMINATION

     Section 6.01. Withdrawal. No Limited Partner shall at any time retire or withdraw from the Partnership without obtaining the prior written consent of the General Partner and, except as provided in Section 8.01 hereof, no General Partner shall at any time retire or withdraw from the Partnership without obtaining the prior written Approval of the Partners. Retirement or withdrawal by any Partner in contravention of this Section
6.01 shall subject such Partner to liability for all damages caused any other Partner (other than a Partner who is, at the time of such withdrawal, in default under this Agreement) by such retirement or withdrawal and the consequential dissolution of the Partnership.

     Section 6.02. Dissolution of the Partnership. The Partnership shall be dissolved upon the occurrence of any of the following:

     (a) The withdrawal, as defined in the Act, of a General Partner, provided, that the Partnership may be reconstituted and continued if:

          (i) the remaining General Partner, if any, elects in writing within ninety (90) days after such event to reconstitute the Partnership, to continue as the General Partner, and to continue the Partnership and its business, or

         (ii) there is no remaining or Successor General Partner (as defined in Section 8.01), then within ninety (90) days after such event, all of the Limited Partners agree to appoint in writing a successor General Partner, as of the date of the withdrawal of the General Partner, and agree to reconstitute the Partnership and continue the business of the Partnership, and such successor General Partner agrees in writing to accept such election, or

        (iii) the withdrawal of the General Partner results from its removal by the Limited Partners as provided in Section 8.01 and a Successor General Partner is appointed by the Limited Partners as provided in Section 8.01;

     (b) The sale or other disposition, not including an exchange, of substantially all of the assets of the Partnership (except under circumstances where all or a portion of the purchase price is payable after the closing of the sale or other disposition);

     (c) December 31, 2046, unless extended by the consent of all Partners; or

     (d) Subject to any obligations of the Partnership, when Approved by the Partners.

Except as expressly provided, nothing contained in this Section 6.02 is intended to grant to any Partner the right to dissolve the Partnership at will (by retirement, resignation, withdrawal, or otherwise) or to exonerate any Partner from liability to the Partnership and the remaining Partners if he or it dissolves the Partnership at will.

     Section 6.03. Reconstitution of Partnership. If the Partnership is reconstituted as provided in Section 6.02(a)(i), (ii) or (iii), then, as of the date of withdrawal, the General Partner with respect to which an event of withdrawal under Section 6.02 has occurred (or his or its estate or successor in interest) (the "Withdrawing General Partner") shall have none of the powers of a General Partner under this Agreement or applicable law and shall have only the rights and powers of an assignee of a Partner hereunder to share in any Partnership profits, losses, gains, and distributions in accordance with his or its Percentage Interest and shall have no other rights or powers of a Partner hereunder; provided, however, that any Withdrawing General Partner shall be subject to the Additional Capital Contribution provisions of Article III and that any Withdrawing General Partner who was removed by the Limited Partners pursuant to Section
8.01 shall become a Limited Partner if its interest is so converted as provided in Section 8.01.

     Section 6.04.  Death, etc. of a Limited Partner; Divorce of a Partner.

     (a) The death, disability, withdrawal, termination (in the case of a Limited Partner that is a partnership or a trust), dissolution (in the case of a Limited Partner that is a corporation or limited liability company), retirement, or adjudication as a bankrupt of a Limited Partner (the "Withdrawing Limited Partner") shall not dissolve the Partnership, but, subject to the provisions of Section 6.04(b), the rights of such Withdrawing Limited Partner to share in the profits and losses of the Partnership and to receive distributions of Partnership funds shall, upon the happening of such an event, pass to the Withdrawing Limited Partner's estate, legal representative, or successors in interest, as the case may be, subject to this Agreement, and the Partnership shall continue as a limited partnership.

     (b) Upon the occurrence of an event described in Section 6.04(a), the General Partner shall, in its sole discretion, elect to either continue the Partnership business (i) with the successors, assigns, heirs, devises, beneficiaries, estate, or other transferee of such Withdrawing Limited Partner (collectively, the "Distributees") as provided in Section 6.04(c) or (ii) with the Partnership purchasing the interest of such Withdrawing Limited Partner from all of his or its Distributees as provided in Section 6.04(d).

     (c) If the General Partner elects to proceed pursuant to Section 6.04(b)(i), the Distributees of such Withdrawing Limited Partner shall succeed to his or its interest in the Partnership, shall be admitted as Limited Partners if approved by the General Partner in its sole discretion, and shall be bound by the terms and provisions of the Agreement; provided, however, if the interest of such Withdrawing Limited Partner passes, either at the time of an occurrence described in Section 6.04(a) or subsequent thereto, to more than one Distributee, then within sixty (60) days after the distribution to more than one Distributee, the Distributees shall appoint one person, firm, or corporation as the agent of and for such Distributees (the "Agent"). Such Agent shall be responsible for collecting, receiving, and making all payments and Additional Capital Contributions required under this Agreement, shall vote the entire interest of the Distributees if such vote is required by this Agreement, the Act, or applicable law and shall perform all other obligations of such Distributees performable by reason of or arising from their interest in the Partnership as Limited Partners; provided, that the Agent shall not be admitted as a Partner of the Partnership nor shall such Agent be entitled to exercise any voting rights hereunder unless such rights are approved by the General Partner in its sole discretion. All payments and/or disbursements due to the Distributees for or arising from their interest in the Partnership shall be deemed to have been validly made to such Distributees by paying the same to such Agent. In the event that the Distributees for any reason fail to designate such agent in writing in the manner and within the time prescribed and fail to cure such default after ten (10) days written notice from the General Partner to correct such default, the General Partner shall retain any funds or property otherwise distributable to such Distributees under this Agreement and shall appoint an Agent of and for the Distributees. To the fullest extent allowed by applicable law, the defaulting Distributees will indemnify, defend, and hold harmless such Agent, the General Partner, and the Partners from and against any losses, expenses, judgments, fines, settlements, and damages incurred by any of them with respect to the provisions of this Section 6.04(c).

     (d) If the General Partner elects to proceed pursuant to Section 6.04(b)(ii), then the General Partner shall cause the Partnership to purchase the interest of such Withdrawing Limited Partner in the Partnership from his or its Distributees at a price equal to the Current Value of such interest, determined as though the effective date of the withdrawal of such Withdrawing Limited Partner were an Adjusting Event.

     (e) If, upon the divorce of any individual Partner, the spouse of any such Partner receives an interest in the Partnership pursuant to the terms of any divorce property settlement agreement, divorce decree, or otherwise, then the Partnership shall have the right, as determined by the General Partner, to purchase the interest of such spouse in the Partnership at a price equal to the Current Value of such interest, determined as though the effective date of such divorce were an Adjusting Event.

     Section 6.05.  Termination of Partnership.

     (a)  Upon dissolution of the Partnership unless continued pursuant to
Section 6.02, the Partnership shall be terminated as rapidly as business circumstances will permit. At the direction of the General Partner, or a Partner Approved by the Partners if the dissolution of the Partnership is caused by the withdrawal of the General Partner (the General Partner or the other Partner, as the case may be, being herein called the "Terminating Partner"), a full accounting of the assets and liabilities of the Partnership shall be taken and a statement of the Partnership Assets and a statement of each Partner's Capital Account shall be furnished to all Partners as soon as is reasonably practicable. The Terminating Partner shall take such action as is necessary so that the Partnership's business shall be terminated, its liabilities discharged, and its assets distributed as hereinafter described. The Terminating Partner may sell all of the Partnership Assets or distribute the Partnership Assets in kind; provided, however, that the Terminating Partner shall ascertain the fair market value of the Partnership Assets by appraisal or other reasonable means of all Partnership Assets remaining unsold and each Partner's Capital Account shall be charged or credited, as the case may be, as if such Partnership Assets had been sold at the fair market value of the Partnership Assets and the income, gains, losses, deductions, and credits realized thereby had been allocated to the Partners in accordance with Article IV hereof. A reasonable period of time shall be allowed for the orderly termination of the Partnership to minimize the normal losses of a liquidation process.

     (b) After the payment of all expenses of liquidation and of all debts and liabilities of the Partnership in such order or priority as provided by law (including any debts or liabilities to Partners, who shall be treated as secured or unsecured creditors, as may be the case, to the extent permitted by law, for sums loaned to the Partnership, if any, as distinguished from capital contributions) and after all resulting items of Partnership income, gain, credit, loss, or deduction are credited or debited to the Capital Accounts of the Partners in accordance with Articles III and IV hereof, all remaining Partnership Assets shall then be distributed among the Partners in accordance with Section 4.08 hereof.
Upon termination, a Partner may not demand and receive cash in return for such Partner's capital contributions and no Partner shall have any obligation to restore any deficit that may then exist in that Partner's Capital Account. Distribution on termination may be made by the distribution to each Partner of an undivided interest in any asset of the Partnership that has not been sold at the time of termination of the Partnership.

     Section 6.06. General Partners Not Personally Liable. No General Partner nor any Partner Affiliate of any General Partner shall be personally liable for the return of the Capital Contributions of any Partner, and such return shall be made solely from available Partnership Assets, if any, and each Limited Partner hereby waives any and all claims it may have against any General Partner or any such Partner Affiliate in this regard.

     Section 6.07. Provisions Cumulative. All provisions of this Agreement relating to the dissolution, liquidation, and termination of the Partnership shall be cumulative to the extent not inconsistent with other provisions herein; that is, the exercise or use of one of the provisions hereof shall not preclude the exercise or use of any other provision of this Agreement to the extent not inconsistent therewith.

                                ARTICLE VII

         POWER AND AUTHORITY TO GUARANTEE KEYSTONE AND BASS LOANS

     Section 7.01. Certain Definitions. For purposes of this Article, the following terms shall have the following defined meanings, unless the context otherwise requires:

     (a)     "Lenders" shall mean any lenders to Keystone and/or Bass.

     (b)     "Bass" shall mean Robert M. Bass.

     (c)     "Keystone" shall mean Keystone, Inc., a Texas corporation.

     (d) "Subordinated Debt" shall mean debt owing from the Partnership to Keystone or Bass.

     (e) "Guaranty" shall mean any guaranty by the Partnership of amounts owed to any Lender by Keystone and/or Bass.

     (f) "Guaranteed Obligations" shall mean obligations of any type or kind of Keystone and/or Bass guaranteed by the Partnership to one or more Lenders.

     (g) "Bass Interest" shall mean the interest of Bass in the Partnership.

     (h) "Default Date" shall mean the date on which the Partnership shall have been given notice of a default with respect to any Guaranteed Obligations.

     (i) "Supplementary Documents" shall mean any instruments, security agreements, confirmations, certificates or other writings executed and delivered by the General Partner supplementary to the execution and delivery of any Guaranty.

     (j) "Adjusted Value" shall mean a Partner's positive Capital Account balance after any adjustments thereto in accordance with the terms hereof for the accounting period ending on the Default Date, provided, that for purposes of this definition for payment of any Guaranteed Obligation, the value of all Partnership Assets shall be deemed to equal their respective fair market values, as determined by the General Partner in its sole discretion, as of the earlier of (i) the date on which the Partnership makes a payment on such Guaranteed Obligation, or (ii) the 90th day following the related Default Date, and the Capital Accounts of all Partners shall be deemed to be adjusted to reflect the aggregate net adjustment as if the Partnership recognized gain and loss upon the sale of all Partnership Assets for their respective fair market values.

     Section 7.02. Guarantees. The General Partner may from time to time execute and deliver Guarantees to Lenders and grant security interests in any or all Partnership Assets to secure Guaranteed Obligations, all upon terms and conditions which the General Partner may deem to be appropriate and suitable, as conclusively evidenced by the execution and delivery by the General Partner of such Guarantees or such documents, subject however to the following limitations:

     (a) No General Partner shall have any personal liability to the Lenders of any kind on account of the execution and delivery of any Guaranty or any Supplementary Documents; and

     (b) The amount payable by the Partnership under any Guaranty of a Guaranteed Obligation of Bass shall not exceed the sum of:

        (i)  the Adjusted Value of the Bass Interest; plus

        (ii) the amount of Subordinated Debt due to Bass or Keystone, if any.

     Section 7.03. Exculpation of General Partner. The Partners agree that the General Partner shall be fully protected and shall not be subject to liability so long as it in good faith believed that any Guaranty and/or Supplementary Documents complied at the time of execution with the provisions of this Article VII, notwithstanding any later determination of non-compliance.

     Section 7.04. Restriction on Disposition of Partnership Property. So long as any Guaranty shall be in effect, the Partnership shall not sell any property except at its fair market value.

     Section 7.05. Payment of Guaranty. If the Partnership shall pay any Guaranteed Obligations, such payment shall be treated, as among the Partnership and the Partners, in the following order:

     (a)     First, as payment of interest on the Subordinated Debt;

     (b)     Second, as payment of principal of the Subordinated Debt; and

     (c) Third, as a redemption, in whole or in part, as applicable, of the Bass Interest.

     Section 7.06. Delivery of Guaranty Agreements. The Partners hereby agree that the General Partner is specifically authorized and empowered to execute and deliver Guaranty Agreements as contemplated in Section 7.02 hereof.

                               ARTICLE VIII

                                  GENERAL

     Section 8.01.  Removal and Replacement of General Partner.

     (a) The General Partner may be removed and replaced at any time upon the Approval of the Partners by sending the General Partner a written notice of such removal. In the event of the removal of the General Partner, a successor General Partner ("Successor General Partner") shall be selected by Approval of the Partners. The Limited Partners, by Approval of the Partners, shall have the right to transfer a portion of their interests to such Successor General Partner and such interest shall be converted to that of a general partner. The removal will not be effective until the Successor General Partner has been admitted to the Partnership as a General Partner, such admission to be Approved by the Partners. After the admission of the Successor General Partner, the Successor General Partner shall have all the rights, powers, and obligations of a General Partner under this Agreement and all references in this Agreement to the "General Partner" shall refer to the Successor General Partner appointed in this
Section 8.01. Third parties shall be conclusively deemed entitled to rely upon the representation of Group that Group is the General Partner unless such third parties have actual notice of its replacement.

     (b) Following the replacement of the General Partner, the Limited Partners may, as is Approved by the Partners, convert such Partner's interest into a Limited Partner's interest. The Successor General Partner shall have the authority to execute and file all documents necessary to signify such conversion. The General Partner hereby appoints the Successor General Partner as his or its attorney-in-fact to execute and file all documents signifying such conversion including, without limitation, an amendment to the Certificate of Limited Partnership.

     Section 8.02.  Competing Business.

     (a) Except as expressly provided in Section 2.06 and this Section 8.02(b), but notwithstanding anything to the contrary contained in or inferable from this Agreement, the Act, or any other statute or principle of law, neither the Partners nor any of their Partner Affiliates shall be prohibited or restricted in any way from investing in or conducting, either directly or indirectly, and may invest in and/or conduct, either directly or indirectly, businesses of any nature whatsoever, including the ownership and operation of businesses or properties similar to or in the same geographical area as those held by the Partnership. Any investment in or conduct of any such businesses by a Partner or any Partner Affiliate shall not give rise to any claim for an accounting by the other Partners or the Partnership or any right to claim any interest therein or the profits therefrom.

     (b) No Partner nor any Partner Affiliate shall acquire, hold or dispose of any Securities from any issuer of Securities held by the Partnership other than through or on behalf of the Partnership. In the event that any Partner or Partner Affiliate acquires, holds or disposes of any such Securities in contravention of Section 2.06 and this Section 8.02(b), such Partner or Partner Affiliate shall be deemed to have contributed such Securities to the Partnership in exchange for a Limited Partner's interest herein, together with all rights appurtenant to such interest under this Agreement. Any Partner or Partner Affiliate violating
Section 2.06 and this Section 8.02(b) hereby appoints the General Partner as his or its agent and attorney-in-fact for purposes of making, executing and filing any and all documents necessary to signify the contributions to Partnership provided herein. Any Partner who is an agent for any Partner Affiliate who has violated, now or in the future, Section 2.06 and this
Section 8.02(b) is deemed to consent, on behalf of his or its principal, to the provisions of this Section 8.02(b).

     Section 8.03. LIMITED PARTNER REPRESENTATIONS. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, EACH LIMITED PARTNER HEREBY REPRESENTS AND WARRANTS TO THE PARTNERSHIP, THE GENERAL PARTNER, AND TO EACH OFFICER, DIRECTOR, SHAREHOLDER, CONTROLLING PERSON, AND AGENT OF THE GENERAL PARTNER THAT: (a) THE INTEREST IN THE PARTNERSHIP OF SUCH LIMITED PARTNER IS ACQUIRED FOR INVESTMENT PURPOSES ONLY FOR HIS OR ITS OWN ACCOUNT AND NOT WITH A VIEW TO OR IN CONNECTION WITH ANY DISTRIBUTION, REOFFER, RESALE, OR OTHER DISPOSITION NOT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS; (b) SUCH LIMITED PARTNER, ALONE OR TOGETHER WITH HIS OR ITS REPRESENTATIVES, POSSESSES SUCH EXPERTISE, KNOWLEDGE, AND SOPHISTICATION IN FINANCIAL AND BUSINESS MATTERS GENERALLY, AND IN THE TYPE OF TRANSACTIONS IN WHICH THE PARTNERSHIP PROPOSES TO ENGAGE IN PARTICULAR, THAT HE OR IT IS CAPABLE OF EVALUATING THE MERITS AND ECONOMIC RISKS OF ACQUIRING AND HOLDING HIS OR ITS PARTNERSHIP INTEREST, AND THAT HE OR IT IS ABLE TO BEAR ALL SUCH ECONOMIC RISKS NOW AND IN THE FUTURE; (c) SUCH LIMITED PARTNER HAS HAD ACCESS TO ALL OF THE INFORMATION WITH RESPECT TO THE INTEREST ACQUIRED BY HIM OR IT UNDER THIS AGREEMENT THAT HE OR IT DEEMS NECESSARY TO MAKE A COMPLETE EVALUATION THEREOF AND HAS HAD THE OPPORTUNITY TO QUESTION THE GENERAL PARTNER CONCERNING SUCH INTEREST; (d) SUCH LIMITED PARTNER'S DECISION TO ACQUIRE HIS OR ITS INTEREST FOR INVESTMENT HAS BEEN BASED SOLELY UPON THE EVALUATION MADE BY HIM OR IT; (e) SUCH LIMITED PARTNER IS AWARE THAT HE OR IT MUST BEAR THE ECONOMIC RISK OF HIS OR ITS INVESTMENT IN THE PARTNERSHIP FOR AN INDEFINITE PERIOD OF TIME BECAUSE INTERESTS IN THE PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR UNDER THE SECURITIES LAWS OF ANY STATES, AND, THEREFORE, CANNOT BE SOLD UNLESS SUCH INTERESTS ARE SUBSEQUENTLY REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE; (f) SUCH LIMITED PARTNER IS AWARE THAT ONLY THE PARTNERSHIP CAN TAKE ACTION TO REGISTER SUCH INTEREST IN THE PARTNERSHIP AND THE PARTNERSHIP IS UNDER NO SUCH OBLIGATION AND DOES NOT PROPOSE TO ATTEMPT TO DO SO; AND (g) SUCH LIMITED PARTNER IS AWARE THAT THIS AGREEMENT PROVIDES RESTRICTIONS ON THE ABILITY OF A LIMITED PARTNER TO SELL, TRANSFER, ASSIGN, MORTGAGE, HYPOTHECATE, OR OTHERWISE ENCUMBER HIS OR ITS INTEREST IN THE PARTNERSHIP.

     Section 8.04.  Notice.

     (a) All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

     (b) All notices, demands, and requests to be sent to a Partner, any Distributee(s) (or their Agent) of the interest of a Partner, or any Substituted Partner pursuant to this Agreement shall be deemed to have been properly given or served if: (i) personally delivered, (ii) deposited prepaid for next day delivery by Federal Express, or other similar overnight courier services, addressed to such Partner, (iii) deposited in the United States mail, addressed to such Partner, prepaid and registered or certified with return receipt requested, or (iv) transmitted via telecopier or other similar device to the attention of such Partner, all at the address or telecopy number for such Partner set forth on such Partner's signature page attached hereto (as may be changed in accordance with subsection (d) below).

     (c) All notices, demands, and requests so given shall be deemed received: (i) when personally delivered, (ii) twenty-four (24) hours after being deposited for next day delivery with an overnight courier, (iii) forty-eight (48) hours after being deposited in the United States mail, or
(iv) twelve (12) hours after being telecopied or otherwise transmitted and receipt has been confirmed.

     (d) The Partners, any Substituted Partners, and their respective Distributee(s)(or their Agent) shall have the right from time to time, and at any time during the term of this Agreement, to change their respective addresses and each shall have the right to specify as his or its address any other address within the United States of America by giving to the other parties at least thirty (30) days written notice thereof, in the manner prescribed in Section 8.04(b); provided, however, that to be effective, any such notice must be actually received (as evidenced by a return receipt).

     (e) All distributions to any Partner shall be made at the address to which notices are to be sent unless otherwise specified in writing by such Partner.

     Section 8.05. Amendments. Amendments and supplements may be made to or restatements made of this Agreement or the Certificate of Limited Partnership (or any exhibits or schedules attached to any of them), from time to time by the General Partner, without the consent of any of the other Partners, to change the name of the Partnership pursuant to Section
1.02 hereof, to admit Substituted Partners, to reflect the removal and replacement of the General Partner, to reflect adjustments to the Percentage Interests of the Partners in accordance with this Agreement, to reflect other transfers, assignments, admissions, withdrawals, conversions, or removals authorized by this Agreement, or to effect any non-material amendments to this Agreement or the Certificate of Limited Partnership.
All other amendments to this Agreement and the Certificate of Limited Partnership shall require the Approval of the Partners.

     Section 8.06. Powers of Attorney. Each Limited Partner hereby constitutes and appoints the General Partner, with full power of substitution, as his or its true and lawful attorney-in-fact and empowers and authorizes such attorney, in the name, place, and stead of such Limited Partner, to make, execute, sign, swear to, acknowledge, and file in all necessary or appropriate places all documents (and all amendments or supplements to or restatements of such documents necessitated by valid amendments to or actions permitted under this Agreement) relating to the Partnership and its activities, including, without limitation: (a) any amendments to this Agreement approved as provided herein, (b) the Certificate of Limited Partnership and any amendments thereto, under the laws of the State of Texas or in any other state or jurisdiction in which such filing is deemed advisable by the General Partner, (c) any applications, forms, certificates, reports, or other documents, or amendments thereto which may be requested or required by any federal, state, or local governmental agency, securities exchange, securities association, self-regulatory organization, or similar institution and which are deemed necessary or advisable by the General Partner, (d) any other instrument which may be required to be filed or recorded in any state or county or by any governmental agency, or which the General Partner deems advisable to file or record, including, without limitation, certificates of assumed name and documents to qualify foreign limited partnerships in other jurisdictions, (e) any documents which may be required to effect the continuation of the Partnership, the admission of New Partners, Substituted Partners, or Distributees, the withdrawal of any Partner, the purchase of the interest in the Partnership of any ex-spouse of a Partner, or the dissolution and termination of the Partnership, (f) any and all reports, schedules, certificates, forms and other documents, including, but not limited to, Schedules 13D and 13F, Forms 3 and 4, and any other such forms as may be required to be filed by the Partnership under the Securities Exchange Act of 1934, Federal Reserve U-1s, notes, drafts, credit or loan agreements, financing statements, security agreements, bank resolutions, and any and all other documents and instruments as may be necessary or desirable in the sole discretion of the attorney so acting, all in carrying out the purposes of the Partnership, (g) making certain elections contained in the Code or state law governing taxation of limited partnerships, and
(h) performing any and all other ministerial duties or functions necessary for the conduct of the business of the Partnership. Each Limited Partner hereby ratifies, confirms, and adopts as his own, all actions that may be taken by such attorney-in-fact pursuant to this Section 8.06. Each Limited Partner acknowledges that this Agreement permits certain amendments to be made and certain other actions to be taken or omitted to be taken by less than all of the Partners if approved in accordance with the provisions hereof. By their execution hereof, each Limited Partner also grants the General Partner a power of attorney to execute any and all documents necessary to reflect any action that is approved in accordance with the provisions hereof. This power of attorney is coupled with an interest and shall continue notwithstanding the subsequent incapacity or death of the Limited Partner. Each Limited Partner shall execute and deliver to the General Partner an executed and appropriately notarized power of attorney in such form consistent with the provisions of this Section 8.06 as the General Partner may request.

     Section 8.07. GOVERNING LAWS AND VENUE. THIS AGREEMENT IS MADE IN FORT WORTH, TARRANT COUNTY, TEXAS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTNERS HEREUNDER SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ALL MATTERS LITIGATED BY, AMONG, OR BETWEEN ANY OF THE PARTNERS THAT INVOLVE THIS AGREEMENT, THE RELATIONSHIP OF THE PARTNERS, OR ANY RELATED DOCUMENTS OR MATTERS HEREUNDER SHALL BE BROUGHT ONLY IN FORT WORTH, TARRANT COUNTY, TEXAS.

     Section 8.08. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties. Each party acknowledges that he or it was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or he or it had the opportunity to retain counsel to participate in the preparation of this Agreement but chose not to do so.

     Section 8.09. Entire Agreement. This Agreement, including all exhibits to this Agreement and, if any, exhibits to such exhibits, contains the entire agreement among the parties relative to the matters contained in this Agreement.

     Section 8.10. Waiver. No consent or waiver, express or implied, by any Partner to or for any breach or default by any other Partner in the performance by such other Partner of his or its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such other Partner under this Agreement. Failure on the part of any Partner to complain of any act or failure to act of any of the other Partners or to declare any of the other Partners in default, regardless of how long such failure continues, shall not constitute a waiver by such Partner of his or its rights hereunder.

     Section 8.11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

     Section 8.12. Binding Agreement. Subject to the restrictions on transfers and encumbrances set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective legal representatives, successors, and assigns. Whenever, in this Agreement, a reference to any party or Partner is made, such reference shall be deemed to include a reference to the legal representatives, successors, and assigns of such party or Partner.

     Section 8.13. Tense and Gender. Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine, or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender was used.

     Section 8.14. Captions. Captions are included solely for convenience of reference and if there is any conflict between captions and the text of this Agreement, the text shall control.

     Section 8.15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto constitutes the original counterpart instrument. All of these counterpart pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.

               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              GENERAL PARTNER:

                              GROUP 31, INC., a Texas corporation

201 Main Street
Suite 3100                         By: ____________________________________
Fort Worth, Texas  76102           Name:
___________________________________
Phone - (817) 390-8400
Telecopy - (817) 390-8739
Tax ID Number: 75-2452997

Initial Capital Contribution:  $90,000.00

Percentage Interest:  1.0000%

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                                   LIMITED PARTNER:

2460 Sand Hill Road
Suite 300
Menlo Park, California 94025         /s/ J. Taylor Crandall
Phone - (415) 234-0500                  J. TAYLOR CRANDALL
Telecopy - (415) 234-0525
Social Security No. ###-##-####

Initial Capital Contribution: $414,562.50

Percentage Interest:     4.60625%



     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:  /s/ Group 31, Inc.
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

201 Main Street
Suite 3100
Fort Worth, Texas 76102       /s/ Robert M. Bass
Phone - (817) 390-8400        ROBERT M. BASS, Warehouse
Telecopy - (817) 338-2064
Social Security No. ###-##-####

Initial Capital Contribution: $90,000.00

Percentage Interest:     1.0000%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,  a Texas corporation

                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

2460 Sand Hill Road
Suite 300
Menlo Park, California 94025       _/s/ James N. Alexander
Phone - (415) 234-0500                  JAMES N. ALEXANDER
Telecopy - (415) 234-0525
Social Security No. ###-##-####

Initial Capital Contribution: $131,625.00

Percentage Interest:     1.46250%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

2460 Sand Hill Road
Suite 300
Menlo Park, California 94025            ___________________
Phone - (415) 234-0500                  DAVID G. BROWN
Telecopy - (415) 234-0525
Social Security No. ###-##-####

Initial Capital Contribution: $351,000.00

Percentage Interest:     3.90000%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                                   LIMITED PARTNER:

2460 Sand Hill Road
Suite 300
Menlo Park, California 94025       ______________________
Phone - (415) 234-0500                  ROBERT B. HENSKE
Telecopy - (415) 234-0525
Social Security No. ###-##-####

Initial Capital Contribution: $131,625.00

Percentage Interest:     1.46250%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

2460 Sand Hill Road
Suite 300
Menlo Park, California 94025  ___________________________
Phone - (415) 234-0500        SCOTT J. HANCOCK
Telecopy - (415) 234-0525
Social Security No. ###-##-####

Initial Capital Contribution: $329,062.50

Percentage Interest:     3.65625%

     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

2460 Sand Hill Road
Suite 300
Menlo Park, California 94025            ___________________
Phone - (415) 234-0500                  MARK A. WOLFSON
Telecopy - (415) 234-0525
Social Security No. ###-##-####

Initial Capital Contribution: $438,750.00

Percentage Interest:     4.87500%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

750 N. Saint Paul Street
Suite 500
Dallas, Texas 75201           ____________________________
Phone - (214) 740-0200        I. D. FLORES, III
Telecopy - (214) 740-0202
Social Security No. ###-##-####

Initial Capital Contribution: $87,750.00

Percentage Interest:     0.97500%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

750 N. Saint Paul Street
Suite 500
Dallas, Texas  75220          _________________________________
Phone - (214) 740-0200        THOMAS M. MERCER, JR.
Telecopy - (214) 740-0202
Social Security No. ###-##-####

Initial Capital Contribution: $87,750.00

Percentage Interest:     0.97500%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

1133 Connecticut Avenue, N.W.
Suite 800
Washington, D.C.  20036       _________________
Phone - (202) 452-8415        BERNARD J. CARL
Telecopy - (202) 775-8215
Social Security No. ###-##-####

Initial Capital Contribution: $43,875.00

Percentage Interest:     0.48750%


     The above-named Limited Partner hereby is admitted to the Partnership.


                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

201 Main Street
Suite 3100
Fort Worth, TX  76102         __________________________
Phone - (817) 390-8400        THOMAS R. DELATOUR, JR.
Telecopy - (817) 390-8893
Social Security No. ###-##-####

Initial Capital Contribution: $21,937.50

Percentage Interest:     0.24375%

     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

1133 Connecticut Avenue, N.W.
Suite 800
Washington, D.C.  20036            _______________________
Phone - (202) 452-8415             WILLIAM S. JANES
Telecopy - (202) 775-8215
Social Security No. ###-##-####

Initial Capital Contribution: $21,937.50

Percentage Interest:     0.24375%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

1133 Connecticut Avenue, N.W.
Suite 800
Washington, D.C.  20036            ____________________________
Phone - (202) 452-8415                  SHANNON A. FAIRBANKS
Telecopy - (202) 775-8215
Social Security No. ###-##-####

Initial Capital Contribution: $21,937.50

Percentage Interest:     0.24375%

     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

2 Cedar Lane                            GOLDBERG FAMILY TRUST U/D/T dated
Woodside, California  94062             January 31, 1996
Phone - (415) 851-4479
Telecopy - (415) 529-9127               By:
Social Security No. ###-##-####         Michael D. Goldberg, Trustee

                                        By:
                                        Emily S. Goldberg, Trustee

Initial Capital Contribution $87,750.00

Percentage Interest:     0.97500%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

201 Main Street
Suite 3100
Fort Worth, Texas 76102       ____________________________
Phone - (817) 390-8400        ROBERT M. BASS
Telecopy - (817) 338-2064
Social Security No. ###-##-####

Initial Capital Contribution: $4,320,000.00

Percentage Interest:     48.00000%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

201 Main Street               CAPITAL PARTNERSHIP, a Texas partnership
Suite 3100
Fort Worth, Texas 76102       By:  Margaret Lee Bass 1980 Trust,
Phone - (817) 390-8400             managing partner
Telecopy - (817) 390-8739
Tax ID No. 75-1560481
                              By:  Panther City Investment Co., Trustee
Initial Capital Contribution:
$1,080,000.00
                              By:
                              Title:
Percentage Interest: 12.00000%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

     This Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                              LIMITED PARTNER:

65 East 55th Street           OAK HILL - RELIANCE 1996 PARTNERS, a
32nd Floor                    Delaware partnership
New York, New York 10022
Phone: (212) 326-1500         By:  Oak Hill Partners, Inc., Managing
Partner
Telecopy - (212) 838-8411
Tax ID No.                    By:
                              Title:

Initial Capital Contribution: $1,250,437.50

Percentage Interest:     13.89375%


     The above-named Limited Partner hereby is admitted to the Partnership.

                              GENERAL PARTNER

                              GROUP 31, INC.,
                              a Texas corporation


                              By:
                              Title:

                              FIRST AMENDMENT
                                  TO THE
                       LIMITED PARTNERSHIP AGREEMENT
                                    OF
                        YELLOW ROSE PARTNERS, L.P.


     This First Amendment (the "Amendment") to the Limited Partnership Agreement of Yellow Rose Partners, L.P. is made and entered into to be effective as of the 4th day of March, 1997 (the "Effective Date"), by Group 31, Inc., a Texas corporation ("Group"), as the general partner. Unless otherwise defined herein, all capitalized terms shall have the meaning given terms in the Agreement (as defined below).

                                 RECITALS:

     A. Yellow Rose Partners, L.P. (the "Partnership") was formed on January 24, 1997, pursuant to the Limited Partnership Agreement of Yellow Rose Partners, L.P. dated as of January 24, 1997 (the "Agreement"). A certificate of limited partnership for the Partnership was filed in the office of the Secretary of State of the State of Texas on January 24, 1997, and remains in full force and effect.

     B. In accordance with Section 1.02 of the Agreement, Group as General Partner of the Partnership desires to change the name of the Partnership to Reliance Partners, L.P.

     Now, therefore, the undersigned hereby approves the following:

   1. Section 1.02 of the Agreement is hereby deleted in its entirety and replaced by the following:

     "Section 1.02.  Name.  The name of the Partnership shall be Reliance
   Partners, L.P.   All business and affairs of the Partnership shall be
   conducted solely under, and all Partnership Assets (as that term is defined in Section 1.04) shall be held solely in, such name unless otherwise determined by the General Partner."

   2. The General Partner shall execute an amendment to the Certificate of Limited Partnership evidencing the change of the Partnership's name and file such amendment with the office of the Secretary of State of the State of Texas.

   3. Except as amended hereby, the Agreement shall remain in full force and effect, and each of the undersigned hereby restate and reaffirm all of the terms and provisions of the Agreement.


               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   This First Amendment to the Limited Partnership Agreement of Yellow Rose Partners, L.P. has been executed to be effective as of the Effective Date.

                         GENERAL PARTNER:

                         GROUP 31, INC., a Texas corporation


                         By: _____________________________________________
                         Name: __________________________________________

                             SECOND AMENDMENT
                                  TO THE
                       LIMITED PARTNERSHIP AGREEMENT
                                    OF
                          RELIANCE PARTNERS, L.P.


     This Second Amendment (the "Amendment") to the Limited Partnership Agreement of Reliance Partners, L.P. is made and entered into to be effective as of the 24th day of April, 1997 (the "Effective Date"), by Group 31, Inc., a Texas corporation ("Group"), as the general partner. Unless otherwise defined herein, all capitalized terms shall have the meaning given terms in the Agreement (as defined below).

                                 RECITALS:

     A. Yellow Rose Partners, L.P. (the "Partnership") was formed on January 24, 1997, pursuant to the Limited Partnership Agreement of Yellow Rose Partners, L.P. dated as of January 24, 1997 (the "Agreement"). A certificate of limited partnership for the Partnership was filed in the office of the Secretary of State of the State of Texas on January 24, 1997, and as amended remains in full force and effect. The name of the Partnership was subsequently amended to Reliance Partners, L.P. pursuant to the First Amendment to the Limited Partnership Agreement dated March 4, 1997.

     B. In accordance with Section 1.02 of the Agreement, Group as General Partner of the Partnership desires to change the name of the Partnership to FW Physicians Investors, L.P.

     Now, therefore, the undersigned hereby approves the following:

   1. Section 1.02 of the Agreement is hereby deleted in its entirety and replaced by the following:

     "Section 1.02.  Name.  The name of the Partnership shall be FW
   Physicians Investors, L.P.   All business and affairs of the
   Partnership shall be conducted solely under, and all Partnership Assets (as that term is defined in Section 1.04) shall be held solely in, such name unless otherwise determined by the General Partner."

   2. The General Partner shall execute an amendment to the Certificate of Limited Partnership evidencing the change of the Partnership's name and file such amendment with the office of the Secretary of State of the State of Texas.

   3. Except as amended hereby, the Agreement shall remain in full force and effect, and each of the undersigned hereby restate and reaffirm all of the terms and provisions of the Agreement.


               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   This Second Amendment to the Limited Partnership Agreement of Reliance Partners, L.P. has been executed to be effective as of the Effective Date.

                         GENERAL PARTNER:

                         GROUP 31, INC., a Texas corporation


                         By: _____________________________________________
                         Name: __________________________________________